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                      MILTON FEDERAL FINANCIAL CORPORATION
                                 EXHIBIT NO. 3.1
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                            ARTICLES OF INCORPORATION
                                       OF
                      MILTON FEDERAL FINANCIAL CORPORATION

            The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

            FIRST:      The name of the corporation shall be Milton Federal
Financial Corporation.

            SECOND:     The place in Ohio where the principal office of the
corporation is to be located is the Village of West Milton, County of Miami.

            THIRD:      The purpose for which the corporation is formed is to
engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

            FOURTH: The authorized shares of the corporation shall be seven million (7,000,000) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

            FIFTH: (A) The board of directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.

            (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.

            (C) The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by the Articles of Incorporation of the corporation.

            SIXTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the `voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting




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power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:

            (A) A proposed amendment to the Articles of Incorporation of the corporation;

            (B) A proposed amendment to the Code of Regulations of the corporation;

            (C) A proposal to change the number of directors by action of the shareholders;

            (D) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

            (E) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

            (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

            (G) A proposed dissolution of the corporation.

            SEVENTH: Until the expiration of five years from the date of the acquisition by the corporation of the capital stock of Milton Federal Savings and Loan Association ("Milton Federal") to be issued in connection with the conversion of Milton Federal from mutual to stock form, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than 10% of any class of any equity security of the corporation; provided, however, that such prohibition shall not apply to the purchase of shares by underwriters in connection with a public offering or the power of trustees to vote shares of the corporation held by an employee stock ownership plan for the benefit of employees of Milton Federal or the corporation. In the event that any shares of the corporation are Acquired in violation of this Article Seventh, all shares Beneficially Owned by any Person in excess of 10% of any class of equity security of the corporation shall not be counted as shares entitled to vote, shall not be voted by any Person and shall not be counted as voting shares in connection with any matter submitted to the shareholders for a vote. For purposes of this Article Seventh, the following terms shall have the meanings set forth below:

            (A) "Person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include an employee stock ownership plan for the benefit of employees of Milton Federal or the corporation.

            (B) "Offer" includes every offer to buy or otherwise acquire, solicitations of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

            (C) "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

            (D) "Acting in concert" means (i) participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or
                  (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract,




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                  understanding, relationship, agreement or other arrangement, whether written or otherwise.

            (E)   "Beneficial Ownership" shall include, without limitation,
                  (i) all shares directly or indirectly owned by a Person, by an Affiliate (hereinafter defined) of such Person or by an Associate (hereinafter defined) of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the bower to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

            (F) "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.

            (G) "Associate" of a Person shall mean (i) any corporation or organization (other than the corporation or a subsidiary of the corporation) of which the Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities,
                  (ii) any trust or other estate in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, except a tax-qualified employee stock benefit plan in which the Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity or a tax-qualified employee stock benefit plan, and (iii) any relative or spouse of the Person, or any relative of such spouse, who has the same home as the Person or is a director or officer of the corporation or any of its parents or subsidiaries.

            EIGHTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe `for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

            IN WITNESS WHEREOF, I have hereunto signed my name this 23rd day of May 1994.



                                          /s/Glenn E. Aidt
                                 --------------------------
   GLENN E. AIDT, INCORPORATOR


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                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                      MILTON FEDERAL FINANCIAL CORPORATION


      Glenn E. Aidt, President, and E. Lynn App, Secretary, of Milton Federal

Financial Corporation, an Ohio corporation (the "corporation"), do hereby certify that the following resolution was duly adopted in a writing signed by the sole shareholder of the corporation effective September 16, 1994, in accordance with Ohio Revised Code Section 1701.54:

      RESOLVED, that the Articles of Incorporation of Milton Federal Financial Corporation be amended by adding thereto the following Article NINTH:

            NINTH:      No shareholder of the corporation shall
            have the right to vote cumulatively in the election of directors.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this

16th day of September, 1994.

                                    By: /s/ Glenn E. Aidt
                                        ------------------
                                          Glenn E. Aidt
                                          President



                                    By: /s/ E. Lynn App
                                        ------------------
                                         E. Lynn App
                                         Secretary




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                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                      MILTON FEDERAL FINANCIAL CORPORATION


      Glenn E. Aidt, President, and E. Lynn App, Secretary, of Milton Federal

Financial Corporation, an Ohio corporation (the "Corporation"), do hereby certify that the following resolution was duly adopted in a writing signed by the sole shareholder of the Corporation, effective August 2, 1994, in accordance with Ohio Revised Code Section 1701.54:

      RESOLVED, that the Articles of Incorporation of Milton Federal Financial Corporation be amended by deleting Article FOURTH in its entirety and substituting therefor the following new Article FOURTH:

            FOURTH: The authorized shares of the corporation shall be ten million (10,000,000), nine million (9,000,000) of which shall be common shares, each without par value, and one million (1,000,000) of which shall be preferred shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 2nd day of August, 1994.



                                    /s/ Glenn E. Aidt
                                    ------------------------
                                    Glenn E. Aidt, President



                                    /s/ E. Lynn App
                                    ------------------------
                                    E. Lynn App, Secretary





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